Exhibit 4.7

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of May 9, 2022, by and among the parties that are signatories hereto as Guarantors (the “Guaranteeing Entities” and each a “Guaranteeing Entity”), Carvana Co., as Issuer, and U.S. Bank Trust Company, National Association, a national banking association, as successor to U.S. Bank National Association, a national banking association, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, each of Carvana Co. and the Trustee have heretofore executed and delivered an indenture dated as of October 2, 2020, (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $500,000,000 of 5.625% Senior Notes due 2025 of the Issuer (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Entity shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Entity shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuer, any Guarantor and the Trustee are authorized to execute and deliver a supplemental indenture to add additional Guarantors, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Entity, the Issuer, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

Section 2.1. Agreement to be Bound. Each Guaranteeing Entity hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

Section 2.2. Guarantee. Each Guaranteeing Entity agrees, on a joint and several basis with all the existing Guarantors and the other Guaranteeing Entities, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to Article X of the Indenture on a senior basis.

ARTICLE III

MISCELLANEOUS

Section 3.1. Notices. All notices and other communications to the Guaranteeing Entities shall be given as provided in the Indenture to such Guaranteeing Entities, at their addresses set forth below, with a copy to the Issuer as provided in the Indenture for notices to the Issuer.

c/o Carvana Co.

1930 W. Rio Salado Parkway

Tempe, Arizona 85281

Attention: Paul Breaux

with a copy to:

Kirkland & Ellis LLP

300 N. Lasalle Street

Chicago, IL 60654

Attention: Robert Hayward, Esq.

Robert Goedert, Esq.

Michael P. Keeley, Esq.

Facsimile: (312) 862-2000

Section 3.2. Merger and Consolidation. No Guaranteeing Entity shall sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into another Person (other than the Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction) except in accordance with Section 4.1(e) of the Indenture.

Section 3.3. Release of Guarantee. This Guarantee shall be released in accordance with Section 10.2 of the Indenture.

Section 3.4. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 3.5. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 3.6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.7. Benefits Acknowledged. Each Guaranteeing Entity’s Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Entity acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

Section 3.8. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.9. The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

Section 3.10. Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 3.11. Execution and Delivery. Each Guaranteeing Entity agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Guarantee.

Section 3.12. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ADESA BIRMINGHAM, LLC, as a Guarantor

By:	/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President

ADESA COLORADO, LLC, as a Guarantor

By:	/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President

ADESA FLORIDA, LLC, as a Guarantor

By:	/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President

ADESA ILLINOIS, LLC, as a Guarantor

By:	/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President

ADESA INDIANAPOLIS, LLC, as a Guarantor

By:	/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President

[Signature Page to Supplemental Indenture]

ADESA DES MOINES, LLC, as a Guarantor

By:	/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President

ADESA LEXINGTON, LLC, as a Guarantor

By:	/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President

AUTO DEALERS EXCHANGE OF CONCORD, LLC, as a Guarantor

By:	/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President

ADESA LANSING, LLC, as a Guarantor

By:	/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President

[Signature Page to Supplemental Indenture]

ADESA MISSOURI, LLC, as a Guarantor

By:	/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President

ADESA NEW JERSEY, LLC, as a Guarantor

By:	/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President

ADESA NEW YORK, LLC, as a Guarantor

By:	/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President

ADESA OHIO, LLC, as a Guarantor

By:	/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President

[Signature Page to Supplemental Indenture]

ASSET HOLDINGS III, L.P., as a Guarantor

By:	/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President

ADESA OKLAHOMA, LLC, as a Guarantor

By:	/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President

ADESA PENNSYLVANIA, LLC, as a Guarantor

By:	/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President

AUTO DEALERS EXCHANGE OF MEMPHIS, LLC, as a Guarantor

By:	/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President

[Signature Page to Supplemental Indenture]

ADESA TEXAS, LLC, as a Guarantor

By:	/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President

ADESA ARK-LA-TEX, LLC, as a Guarantor

By:	/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President

ADESA PHOENIX, LLC, as a Guarantor

By:	/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President

CARVANA OPERATIONS HC LLC, as a Guarantor

By:	/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President

CARVANA CO.

By:	/s/ Paul Breaux
Name: Paul Breaux Title: Vice President, General Counsel and Secretary

[Signature Page to Supplemental Indenture]

CARVANA CO. SUB LLC, as a Guarantor

By:	/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President, General Counsel and Secretary

CARVANA GROUP, LLC,, as a Guarantor

By:	/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President, General Counsel and Secretary

CARVANA, LLC, as a Guarantor

By:	/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President, General Counsel and Secretary

[Signature Page to Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Donald T. Hurrelbrink
Name: Donald T. Hurrelbrink
Title: Vice President

[Signature Page to Supplemental Indenture]